Exhibit 99.1

Contact:
Gerry Chaney, Chief Financial Officer
(714) 414-4000

FOR IMMEDIATE RELEASE

PACIFIC SUNWEAR ANNOUNCES FOURTH QUARTER
EARNINGS INCREASE 19% TO $40.9 MILLION
FISCAL 2004 EARNINGS INCREASE 33% TO $105.9 MILLION

     ANAHEIM, CA/March 1, 2005 — Pacific Sunwear of California, Inc. (NASDAQ:PSUN) (the “Company”) today reported results for the fourth quarter and year ended January 29, 2005.

     Net income for the fourth quarter increased 19% to $40.9 million compared to $34.5 million for the fourth quarter of fiscal 2003. Net income per share increased 26% to $.54 per diluted share compared to $.43 per diluted share for the fourth quarter of fiscal 2003. Total sales for the fourth quarter of fiscal 2004 (thirteen weeks) were $379.7 million, an increase of 16.2% over total sales of $326.8 million for the fourth quarter of fiscal 2003. Company same store sales increased 5.1% for the fourth quarter of fiscal 2004 with PacSun same store sales up 4.8% and d.e.m.o. same store sales up 7.5%.

     Net income for fiscal 2004 increased 33% to $105.9 million, or $1.37 per diluted share, compared to $79.9 million, or $1.01 per diluted share for fiscal 2003. Total sales for fiscal 2004 (fifty-two weeks) were $1,229.8 million, an increase of 18.1% over total sales of $1,041.5 million for fiscal 2003 (fifty-two weeks). Company same store sales increased 7.3% for fiscal 2004 with PacSun same store sales up 7.5% and d.e.m.o. same store sales up 5.7%.

     As previously announced in the Company’s Current Report on Form 8-K issued February 25, 2005, the Company has corrected its accounting for certain lease matters. The net income and earnings per share amounts noted above for the fourth quarters and fiscal years ended January 29, 2005 and January 31, 2004, respectively, have been restated to reflect the impact of those corrections.

     “I am pleased to report record earnings for PacSun for the fourth quarter and full year,” stated Greg Weaver, Chairman and CEO. “In addition, the Company achieved record operating income levels of 17.1% and 13.7% for the fourth quarter and full year, respectively. Sales per square foot improved to $374 from $363 for the prior year. For fiscal 2005, we plan to open 120 net new stores and expand or relocate approximately 35 stores with square footage growing approximately 15%. The 120 net new stores include 70 PacSun stores, 10 PacSun Outlet stores, and 40 d.e.m.o. stores. This will take the year-end 2005 store count to 1,100,” concluded Mr. Weaver.

     Pacific Sunwear is a leading specialty retailer of everyday casual apparel, accessories and footwear designed to meet the needs of active teens and young adults. At January 29, 2005, the Company operated 744 PacSun stores, 84 PacSun outlet stores and 162 d.e.m.o.

3450 East Miraloma Avenue · Anaheim, CA 92806 · (714) 414-4000

stores for a total of 990 stores in 50 states and Puerto Rico. PacSun’s website address is www.pacsun.com.

     The matters discussed in this news release with respect to number of new stores, and square footage growth of 15%, respectively, are forward looking statements that involve risks and uncertainties, including changes in consumer demands and preferences, higher than estimated costs of goods sold or selling, general and administrative costs, competition from other retailers and uncertainties generally associated with apparel retailing. The historical results achieved are not necessarily indicative of future prospects of the Company.

     More information on factors that could affect forward looking statements and the Company’s financial results is included in the Company’s Annual Report on Form 10-K for the year ended January 31, 2004 and subsequent periodic reports filed with the Securities and Exchange Commission.

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3450 East Miraloma Avenue · Anaheim, CA 92806 · (714) 414-4000

PACIFIC SUNWEAR OF CALIFORNIA, INC.
SUMMARY STATEMENTS OF INCOME
(unaudited)
(in $ thousands, except share and per share data)

	Fourth Quarter Ended		Fiscal Year Ended
	JAN. 29,	JAN. 31,	JAN. 29,	JAN. 31,
	2005	2004	2005	2004
Net sales	$379,674	$326,784	$1,229,762	$1,041,456
Gross margin	142,293	121,112	444,422	370,523
Selling, G&A expenses	77,259	66,497	276,036	242,837

Operating income	65,034	54,615	168,386	127,686
Interest income, net	714	391	1,889	732

Income before taxes	65,748	55,006	170,275	128,418
Income tax expense	24,859	20,552	64,383	48,555

Net income	$40,889	$34,454	$105,892	$79,863

Net income per share, basic	$0.55	$0.44	$1.40	$1.04

Net income per share, diluted	$0.54	$0.43	$1.37	$1.01

Weighted avg. shares outstanding, basic	74,408,255	78,287,219	75,825,897	76,595,758

Weighted avg. shares outstanding, diluted	75,856,319	80,226,072	77,464,115	78,849,651

Note: All periods presented reflect the impact of the lease accounting corrections announced in the Company’s Current Report on Form 8-K issued February 25, 2005. All periods presented also reflect a reclassification of e-commerce shipping revenues and expenses from selling, general and administrative expenses into net sales (for e-commerce shipping revenues) and cost of sales (for e-commerce shipping expenses).

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3450 East Miraloma Avenue · Anaheim, CA 92806 · (714) 414-4000

PACIFIC SUNWEAR OF CALIFORNIA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in $ thousands)

	JAN. 29, 2005	JAN. 31, 2004
ASSETS
Current assets:
Cash & cash equivalents	$106,758	$142,840
Short-term investments	36,773	33,035
Inventories	175,081	147,751
Other current assets	34,206	29,910

Total current assets	352,818	353,536
Property and equipment, net	290,128	260,590
Other long-term assets	20,738	18,081

Total assets	$663,684	$632,207

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$87,781	$93,634
Income taxes payable	5,885	14,899
Current portion of long-term debt and capital leases	1,536	1,886

Total current liabilities	95,202	110,419
Long-term portion of debt and capital leases	403	1,455
Deferred lease incentives	67,683	56,996
Deferred rent	27,094	24,781
Other long-term liabilities	24,094	17,638

Total liabilities	214,476	211,289
Total shareholder’s equity	449,208	420,918

Total liabilities and shareholders’ equity	$663,684	$632,207

Note: All periods presented reflect the impact of the lease accounting corrections announced in the Company’s Current Report on Form 8-K issued February 25, 2005.

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3450 East Miraloma Avenue · Anaheim, CA 92806 · (714) 414-4000

PACIFIC SUNWEAR OF CALIFORNIA, INC.
CONDENSED CONSOLIDATED CASH FLOWS
(unaudited)
(in $ thousands)

	FOR THE YEAR ENDED
	JAN. 29, 2005	JAN. 31, 2004
Cash flows from operating activities:
Net income	$105,892	$79,863
Depreciation & amortization	49,800	43,564
Loss on disposal of property and equipment	3,692	2,753
Tax benefits related to exercise of stock options	8,235	15,810
Changes in operating assets and liabilities:
Inventories	(27,330)	(24,318)
Accounts payable and accrued expenses	(766)	27,525
Income taxes and deferred income taxes	(2,933)	12,076
Deferred lease incentives	10,687	4,273
Deferred rent	2,313	2,013
Other assets and liabilities	(6,578)	(2,555)

Net cash provided by operating activities	143,012	161,004
Cash flows from investing activities:
Purchases of property and equipment	(81,992)	(49,568)
Purchases of short-term investments	(40,695)	(33,035)
Maturities of short-term investments	36,957	—

Net cash used in investing activities	(85,730)	(82,603)
Cash flows from financing activities:
Repurchases of common stock	(109,502)	—
Proceeds from exercise of stock options	18,194	30,381
Repayments under long-term debt and capital leases	(2,056)	(2,347)
Cash paid in-lieu of fractional shares	—	(33)

Net cash (used in)/provided by financing activities	(93,364)	28,001

Net (decrease)/increase in cash and cash equivalents	(36,082)	106,402
Cash and cash equivalents, beginning of period	142,840	36,438

Cash and cash equivalents, end of period	$106,758	$142,840

Note: All periods presented reflect the impact of the lease accounting corrections announced in the Company’s Current Report on Form 8-K issued February 25, 2005.

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3450 East Miraloma Avenue · Anaheim, CA 92806 · (714) 414-4000

PACIFIC SUNWEAR OF CALIFORNIA, INC.
SELECTED STORE OPERATING DATA

Total stores for fiscal year ended:	JAN. 29, 2005	JAN. 31, 2004
Beginning	877	791
New openings	118	90
Closures	(5)	(4)

Ending	990	877

Total stores by concept:
PacSun stores	744	677
Outlet stores	84	79
d.e.m.o. stores	162	121

Total	990	877

Total square footage (in 000’s)	3,448	2,997

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3450 East Miraloma Avenue · Anaheim, CA 92806 · (714) 414-4000